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                                 EXHIBIT 99.1

                     Press Release dated December 20, 2000
                          re fourth quarter dividend

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                         GREATER BAY BANCORP DECLARES
                            FOURTH QUARTER DIVIDEND

PALO ALTO, CA, December 20, 2000 - Greater Bay Bancorp (Nasdaq: GBBK), a $4.3 billion ($4.7 billion on a pro forma basis) in assets financial services holding company, today announced that it has declared a ten cent ($.10) per share cash dividend for the fourth quarter of 2000.

The cash dividend will be payable on January 16, 2001, to shareholders of record as of December 29, 2000.

"We are pleased that Greater Bay Bancorp's financial success allows us to reward our shareholders for their support," said David Kalkbrenner, president and chief executive officer of Greater Bay Bancorp. "This is our 34th consecutive quarterly cash dividend and we are pleased that our shareholders continue to benefit from our strong financial performance."

Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, and Peninsula Bank of Commerce, along with its operating divisions serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Coastal Region.

Safe Harbor
This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual Report on Form 10-K for the year ended December 31, 1999, and particularly the discussion of risk factors within such documents.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

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